TERMINATION AGREEMENT
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     THIS  TERMINATION  AGREEMENT  (the  "Agreement")  is  made and entered into
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effective  as of March 10, 2005, by and between INTREPID TECHNOLOGY & RESOURCES,
INC.,  an Idaho corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a
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Delaware  limited  partnership  (the  "Buyer").
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                                    Recitals:
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     WHEREAS,  the  Company  and  the  Buyer  entered into a Securities Purchase
Agreement  (the "Securities Purchase Agreement"); a Convertible Debenture issued
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to  Buyer,  in the amount of Four Hundred Fifty Thousand Dollars ($450,000) (the
"First Debenture"); a Convertible Debenture issued to the Buyer in the amount of
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Three  Hundred  Thousand  Dollars  ($300,000)  (the  "Second  Debenture")
                                                      -----------------
(collectively,  the  "Convertible  Debentures");  a  Security  Agreement  (the
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"Security Agreement"); an Escrow Agreement (the "Escrow Agreement"); Irrevocable
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Transfer Agent Instructions (the "Irrevocable Transfer Agent Instructions"); all
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of  which  are  dated  October  13, 2004  (collectively, the Securities Purchase
Agreement, Convertible Debentures issued thereto, the Security Agreement, the Escrow Agreement and the Irrevocable Transfer Agent Instructions are referred to as the "Transaction Documents)."
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     NOW,  THEREFORE,  in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Termination.  The  Transaction Documents are hereby terminated, as are
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          the  respective  rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

                     [SIGNATURE BLOCK ON THE FOLLOWING PAGE]


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     IN  WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement  on  the  date  first  set  forth  above.

                                           INTREPID TECHNOLOGY & RESOURCES, INC.

                                           By:__________________________________
                                           Name    Dr. Dennis D. Keiser
                                           Title:  Chief Executive Officer


                                           CORNELL CAPITAL PARTNERS, LP

                                           BY:   YORKVILLE ADVISORS, LLC
                                           ITS:  GENERAL PARTNER

                                                 By:____________________________
                                                 Name    Mark Angelo
                                                 Title:  Managing Member


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